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                                                                     EXHIBIT 23


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 12, 1998 (except with respect to the matter discussed in Note 1, as to which the date is March 25, 1998) included in the Innovative Gaming Corporation of America Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

                                             ARTHUR ANDERSEN LLP


Las Vegas, Nevada
September 2, 1998